                                                                     EXHIBIT 4.1
================================================================================





                          MARINER ENERGY, INC., Issuer

                   10-1/2% Senior Subordinated Notes Due 2006



                           -------------------------


                                   INDENTURE



                           Dated as of August 1, 1996



                           -------------------------





                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                    Trustee





================================================================================

                    CROSS-REFERENCE TABLE

  TIA                                              Indenture
Section                                             Section
- -------                                            ---------
  310(a)(1)      ..............................    7.10
     (a)(2)      ..............................    7.10
     (a)(3)      ..............................    N.A.
     (a)(4)      ..............................    N.A.
     (b)         ..............................    7.08; 7.10
     (c)         ..............................    N.A.
  311(a)         ..............................    7.11
     (b)         ..............................    7.11
     (c)         ..............................    N.A.
  312(a)         ..............................    2.05
     (b)         ..............................    12.03
     (c)         ..............................    12.03
  313(a)         ..............................    7.06
     (b)(1)      ..............................    N.A.
     (b)(2)      ..............................    7.06
     (c)         ..............................    12.02
     (d)         ..............................    7.06
  314(a)         ..............................    4.02; 4.13;
                                                   12.02
     (b)         ..............................    N.A.
     (c)(1)      ..............................    12.04
     (c)(2)      ..............................    12.04
     (c)(3)      ..............................    N.A.
     (d)         ..............................    N.A.
     (e)         ..............................    12.05
     (f)         ..............................    N.A.
  315(a)         ..............................    7.01
     (b)         ..............................    7.05; 12.02
     (c)         ..............................    7.01
     (d)         ..............................    7.01
     (e)         ..............................    6.11
  316(a)(last sentence) .......................    12.06
     (a)(1)(A)   ..............................    6.05
     (a)(1)(B)   ..............................    6.04
     (a)(2)      ..............................    N.A.
     (b)         ..............................    6.07
  317(a)(1)      ..............................    6.08
     (a)(2)      ..............................    6.09
     (b)         ..............................    2.04
  318(a)         ..............................    12.01

                   N.A. means Not Applicable.

- ---------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS


                          ARTICLE 1                       Page
                                                          ----
          Definitions and Incorporation by Reference
          ------------------------------------------

SECTION 1.01.    Definitions ............................  1
SECTION 1.02.    Other Definitions ...................... 28
SECTION 1.03.    Incorporation by Reference of Trust
                   Indenture Act ........................ 29
SECTION 1.04.    Rules of Construction .................. 29


                                ARTICLE 2

                             The Securities
                             --------------

SECTION 2.01.    Form and Dating ........................ 30
SECTION 2.02.    Execution and Authentication ........... 30
SECTION 2.03.    Registrar and Paying Agent ............. 31
SECTION 2.04.    Paying Agent To Hold Money in Trust..... 32
SECTION 2.05.    Securityholder Lists ................... 32
SECTION 2.06.    Replacement Securities ................. 32
SECTION 2.07.    Outstanding Securities ................. 33
SECTION 2.08.    Temporary Securities ................... 33
SECTION 2.09.    Cancellation ........................... 33
SECTION 2.10.    Defaulted Interest ..................... 34
SECTION 2.11.    CUSIP Numbers .......................... 34


                               ARTICLE 3

                              Redemption
                              ----------

SECTION 3.01.    Notices to Trustee ..................... 34
SECTION 3.02.    Selection of Securities To Be
                   Redeemed ............................. 35
SECTION 3.03.    Notice of Redemption ................... 35
SECTION 3.04.    Effect of Notice of Redemption ......... 36
SECTION 3.05.    Deposit of Redemption Price ............ 36
SECTION 3.06.    Securities Redeemed in Part ............ 36

                                                                               2

                                                         Page
                                                         ----
                               ARTICLE 4

                               Covenants
                               ---------

SECTION 4.01.    Payment of Securities .................. 36
SECTION 4.02.    SEC Reports ............................ 37
SECTION 4.03.    Limitation on Indebtedness ............. 37
SECTION 4.04.    Limitation on Restricted Payments ...... 40
SECTION 4.05.    Limitation on Restrictions on
                   Distributions from Restricted
                   Subsidiaries ......................... 43
SECTION 4.06.    Limitation on Sales of Assets and
                   Subsidiary Stock ..................... 44
SECTION 4.07.    Limitation on Affiliate Transactions.... 47
SECTION 4.08.    Change of Control ...................... 48
SECTION 4.09.    Limitation on the Sale or Issuance
                   of Capital Stock of Restricted
                   Subsidiaries.......................... 50
SECTION 4.10.    Limitation on Liens..................... 50
SECTION 4.11.    Limitation on Sale/Leaseback
                   Transactions.......................... 50
SECTION 4.12.    Future Guarantors....................... 50
SECTION 4.13.    Compliance Certificates ................ 51
SECTION 4.14.    Further Instruments and Acts ........... 51


                              ARTICLE 5

                          Successor Company
                          -----------------

SECTION 5.01.    When Company May Merge or Transfer
                   Assets ............................... 51
SECTION 5.02.    When Subsidiary Guarantors May
                   Merge or Transfer Assets.............. 52


                                ARTICLE 6

                           Defaults and Remedies
                           ---------------------

SECTION 6.01.    Events of Default ...................... 53
SECTION 6.02.    Acceleration ........................... 56
SECTION 6.03.    Other Remedies ......................... 56
SECTION 6.04.    Waiver of Past Defaults ................ 56
SECTION 6.05.    Control by Majority .................... 57
SECTION 6.06.    Limitation on Suits .................... 57
SECTION 6.07.    Rights of Holders To Receive Payment ... 58
SECTION 6.08.    Collection Suit by Trustee ............. 58

                                                                               3

                                                         Page
                                                         ----
SECTION 6.09.    Trustee May File Proofs of Claim ....... 58
SECTION 6.10.    Priorities ............................. 58
SECTION 6.11.    Undertaking for Costs .................. 59
SECTION 6.12.    Waiver of Stay or Extension Laws ....... 59


                               ARTICLE 7

                                Trustee
                                -------

SECTION 7.01.    Duties of Trustee ...................... 60
SECTION 7.02.    Rights of Trustee ...................... 61
SECTION 7.03.    Individual Rights of Trustee ........... 62
SECTION 7.04.    Trustee's Disclaimer ................... 62
SECTION 7.05.    Notice of Defaults ..................... 62
SECTION 7.06.    Reports by Trustee to Holders .......... 62
SECTION 7.07.    Compensation and Indemnity ............. 63
SECTION 7.08.    Replacement of Trustee ................. 63
SECTION 7.09.    Successor Trustee by Merger ............ 65
SECTION 7.10.    Eligibility; Disqualification .......... 65
SECTION 7.11.    Preferential Collection of Claims
                   Against Company ...................... 65


                            ARTICLE 8

                   Discharge of Indenture; Defeasance
                   ----------------------------------

SECTION 8.01.    Discharge of Liability on Securities;
                   Defeasance ........................... 66
SECTION 8.02.    Conditions to Defeasance ............... 67
SECTION 8.03.    Application of Trust Money ............. 68
SECTION 8.04.    Repayment to Company ................... 68
SECTION 8.05.    Indemnity for Government
                   Obligations .......................... 69
SECTION 8.06.    Reinstatement .......................... 69


                              ARTICLE 9

                              Amendments
                              ----------

SECTION 9.01.    Without Consent of Holders ............. 69
SECTION 9.02.    With Consent of Holders ................ 70
SECTION 9.03.    Compliance with Trust Indenture Act .... 72
SECTION 9.04.    Revocation and Effect of Consents
                   and Waivers .......................... 72

                                                                               4

                                                         Page
                                                         ----
SECTION 9.05.    Notation on or Exchange of
                   Securities ........................... 72
SECTION 9.06.    Trustee To Sign Amendments ............. 73
SECTION 9.07.    Payment for Consent .................... 73


                             ARTICLE 10

                            Subordination
                            -------------

SECTION 10.01.   Agreement To Subordinate ..............  73
SECTION 10.02.   Liquidation, Dissolution,
                    Bankruptcy .......................... 73
SECTION 10.03.   Default on Designated Senior
                    Indebtedness ........................ 74
SECTION 10.04.   Acceleration of Payment of
                    Securities .......................... 75
SECTION 10.05.   When Distribution Must Be Paid
                    Over ................................ 75
SECTION 10.06.   Subrogation ...........................  76
SECTION 10.07.   Relative Rights .......................  76
SECTION 10.08.   Subordination May Not Be Impaired
                    by Company .......................... 76
SECTION 10.09.   Rights of Trustee and Paying
                    Agent ............................... 76
SECTION 10.10.   Distribution or Notice to
                    Representative ...................... 77
SECTION 10.11.   Article 10 Not To Prevent Events of
                    Default or Limit Right To
                    Accelerate .......................... 77
SECTION 10.12.   Trust Moneys Not Subordinated .........  77
SECTION 10.13.   Trustee Entitled To Rely ..............  77
SECTION 10.14.   Trustee To Effectuate
                    Subordination ....................... 78
SECTION 10.15.   Trustee Not Fiduciary for Holders
                    of Senior Indebtedness .............. 78
SECTION 10.16.   Reliance by Holders of Senior
                    Indebtedness on Subordination
                    Provisions .......................... 78


                            ARTICLE 11

                        Subsidiary Guaranty
                        -------------------

SECTION 11.01.   Guarantee .............................  79
SECTION 11.02.   Limitation on Liability ...............  81
SECTION 11.03.   Successors and Assigns ................  82

                                                                               5

                                                         Page
                                                         ----
SECTION 11.04.   No Waiver .............................  82
SECTION 11.05.   Modification ..........................  82
SECTION 11.06.   Release of Subsidiary Guarantor .......  82


                             ARTICLE 12

                            Miscellaneous
                            --------------

SECTION 12.01.   Trust Indenture Act Controls ..........  83
SECTION 12.02.   Notices ...............................  83
SECTION 12.03.   Communication by Holders with Other
                    Holders ............................. 84
SECTION 12.04.   Certificate and Opinion as to
                    Conditions Precedent ................ 84
SECTION 12.05.   Statements Required in Certificate
                    or Opinion .......................... 84
SECTION 12.06.   When Securities Disregarded ............ 85
SECTION 12.07.   Rules by Trustee, Paying Agent and
                    Registrar ........................... 85
SECTION 12.08.   Legal Holidays ........................  85
SECTION 12.09.   Governing Law .........................  85
SECTION 12.10.   No Recourse Against Others ............  85
SECTION 12.11.   Successors ............................  86
SECTION 12.12.   Multiple Originals ....................  86
SECTION 12.13.   Table of Contents; Headings ...........  86


Appendix A       -  Provisions Relating to Initial Securities
                       and Exchange Securities.

Exhibit 1 to
Appendix A       -  Form of Face of Initial Security.

Exhibit A        -  Form of Face of Exchange Security.

                               INDENTURE dated as of August 1, 1996, between
                          Mariner Energy, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York banking corporation (the "Trustee").


                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10-1/2% Senior Subordinated Notes Due 2006 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 10-1/2% Senior Subordinated Notes Due 2006 (the "Exchange Securities", together with the Initial Securities, the "Securities"):


                                   ARTICLE 1

                   Definitions and Incorporation by Reference

                 Section 1.01.  Definitions.

                 "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in the Oil and Gas Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in the Oil and Gas Business.

                 "Adjusted Consolidated Assets" means at any time the total amount of assets of the Company and its consolidated Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of the Company and its consolidated Restricted Subsidiaries (excluding intercompany items), all as set forth on the consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as of the end of the most recent fiscal quarter ended at least 45 days prior to the date of determination.

                 "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of
Section 4.04, Section 4.06 and Section 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                 "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or
(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition: (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (2) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (3) the sale or transfer (whether or not in the ordinary course of business) of oil and gas properties or direct or indirect interests in real property; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves, (4) the abandonment, farm-out, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business, (5) the trade or exchange by the Company or any Subsidiary of the Company of any oil and gas property owned or held by the Company or such Subsidiary for any oil and gas property owned or held by another Person or (6) the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment in the ordinary course of business.

                 "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                 "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                 "Banks" has the meaning specified in the Credit Agreement.

                 "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                 "Borrowing Base" means, as of any date, the aggregate amount of borrowing availability as of such date under all Credit Facilities that determine availability on the basis of a borrowing base or other asset-based calculation; provided, however, that in no event shall the Borrowing Base exceed $250.0 million.

                 "Business Day" means each day which is not a Legal Holiday.

                 "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                 "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                 "Change of Control" means the occurrence of any of the following events:

                 (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause
         (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
         (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                 (ii) during any period of two consecutive years from and after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                 (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                 "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition (other than an Asset Disposition involving assets having a fair market value of less than $2.0 million), EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a

Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                 "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

                 "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and imputed interest with respect to Attributable Debt, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, excluding however any dividends on Preferred Stock of the Company unless such Preferred Stock is Disqualified Stock, (viii) interest incurred in connection with Investments in discontinued operations, and (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary to the extent such Indebtedness constitutes Indebtedness of the Company or any Restricted Subsidiary (whether or not such Guarantee or Lien is called upon); provided, however, "Consolidated Interest Expense" shall not include any Consolidated Interest Expense with respect to any Indebtedness Incurred pursuant to Section 4.03(b)(8).

                 "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income
(loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(E).

                 "Consolidated Net Tangible Assets", as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Labilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than the Company as a Restricted Subsidiary; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iii) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
(v) treasury stock; (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.

                 "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                 "Credit Agreement" means that certain Credit Agreement, dated as of June 28, 1996, by and among the Company and NationsBank of Texas, N.A., as agent and as a lender, and certain other institutions, as lenders, providing for up to $150.0 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

                 "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                 "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Designated Senior Indebtedness" means (i) all obligations of the Company or any Restricted Subsidiary under any Credit Facility and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

                 "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Disposition or Change of Control occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.06 and 4.08.

                 "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

                 "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on income or profits, (b) depletion and depreciation expense, (c) amortization expense and (d) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), and less, to the extent included in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the Company shall be added to the Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                 "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.
The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                 "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Oil and Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                 "Incur" means issue, assume, Guarantee or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

                 "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of such Person relating to any Production Payment or in respect of production imbalances (but excluding production imbalances arising in the ordinary course of business); (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); (viii) all obligations of the type referred to in clauses (i) through
(vii) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                 "Indenture" means this Indenture as amended or supplemented from time to time.

                 "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

                 "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                 "Issue Date" means the date on which the Securities are originally issued.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                 "Limited Recourse Indebtedness" means, with respect to any Production Payments, Indebtedness, the terms of which limit the liability of the Company and its Restricted Subsidiaries solely to the hydrocarbons covered by such Production Payments; provided, however, that no default with respect to such Indebtedness would permit any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                 "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                 "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                 "Net Present Value" means, with respect to any proved hydrocarbons reserves, the discounted future net cash flows associated with such reserves, determined in accordance with the rules and regulations of the SEC in effect on the Issue Date.

                 "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

                 "Officers' Certificate" means a certificate signed by two Officers.

                 "Oil and Gas Business" means the business of the exploration for, and exploitation, development, acquisition, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).

                 "Oil and Gas Hedging Contract" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                 "Parent" means Mariner Holdings, Inc., a Delaware corporation, and its successors.

                 "Permitted Business Investment" means any investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved though the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil and gas properties, processing facilities, gathering systems or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties.

                 "Permitted Holders" means (a) Enron Corp., (b) the California Public Employees' Retirement System or (c) Joint Energy Development Investments Limited Partnership ("JEDI") or another entity or entities, as long as JEDI or such other entity or entities is controlled, directly or indirectly, by (i) Enron Corp., (ii) the California Public Employees' Retirement System or (iii) any combination of any of the foregoing entities.

                 "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is an Oil and Gas Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is an Oil and Gas Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06 and (ix) Permitted Business Investments.

                 "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(g) Liens securing Indebtedness permitted under Section 4.03(b)(1) or Section 4.03(b)(8); provided, however, that any such Lien securing Indebtedness described in Section 4.03(b)(8) shall be limited to the hydrocarbons related thereto; (h) Liens existing on the Issue Date; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person (or, in the case of the Company, to a Wholly Owned Subsidiary); (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and
(y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (f),
(h),(i) or (j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (n) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (o) Liens on pipeline or pipeline facilities which arise out of operation of law; (p) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; and (q) Liens arising under partnership agreements, oil and gas leases, farm- out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not the refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause
(f), (i) or (j) above to the extent (A) such Lien applies to any Additional Assets or Permitted Business Investment acquired directly or indirectly from Net Available Cash pursuant to Section 4.06(a)(i)(B) or Section 4.06(c) and (B) the fair value of such Additional Assets or Permitted Business Investment is less than the sum of (x) the amount of Indebtedness secured by such Lien plus
(y) the amount of Net Available Cash so invested in such Additional Assets or Permitted Business Investment.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                 "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                 "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

                 "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                 "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                 "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                 "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                 "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

                 "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock)) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

                 "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                 "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                 "SEC" means the Securities and Exchange Commission.

                 "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                 "Securities" means the Securities issued under this Indenture.

                 "Senior Indebtedness" means with respect to any Person (i) Indebtedness of such Person, and all obligations of such Person under any Credit Facility, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, with respect to obligations described in the immediately preceding clause (i) or
(ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities or the applicable Subsidiary Guaranty, as the case may be; provided, however, that Senior Indebtedness shall not include
(1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or
(5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture (other than Indebtedness under any Credit Facility that is Incurred on the basis of a representation by the Company to the applicable lenders that such person is permitted to Incur such Indebtedness under this Indenture).

                 "Senior Subordinated Indebtedness" means (i) with respect to the Company, the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness and (ii) with respect to any Subsidiary Guarantor, the Subsidiary Guaranty of such Subsidiary Guarantor and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu with such Subsidiary Guaranty in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Senior Indebtedness.

                 "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                 "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                 "Stockholders' Agreement" means that certain Stockholders' Agreement, dated as of April 2, 1996, by and among Enron Capital & Trade Resources Corp., Mystery Acquisition, Inc. and certain senior personnel of the Company, as amended or restated.

                 "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                 "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                 "Subsidiary Guarantor" means each Restricted Subsidiary of the Company that Guarantees the Company's obligations with respect to the Securities pursuant to a

Subsidiary Guaranty, by execution of a supplemental indenture to this Indenture.

                 "Subsidiary Guaranty" means a Guarantee, pursuant to Article 11 of this Indenture, by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

                 "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

                 "Total Assets" of the Company means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                 "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                 "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                 "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                 "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

                 "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                 "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

                 Section 1.02.  Other Definitions.


                                                 Defined in
                 Term                             Section
                 ----                            ----------
         "Affiliate Transaction" ...........       4.07
         "Bankruptcy Law" ..................       6.01
         "Blockage Notice"..................       10.03
         "covenant defeasance option" ......       8.01(b)
         "Custodian" .......................       6.01
         "Event of Default" ................       6.01
         "Excess Proceeds" .................       4.06(a)
         "Excess Proceeds Offer" ...........       4.06(b)(i)
         "Excess Proceeds Payment"..........       4.06(b)(i)
         "Excess Proceeds Payment Date" ....       4.06(b)(ii)
         "legal defeasance option" .........       8.01(b)
         "Legal Holiday" ...................       12.08
         "Offering Memorandum"..............       4.04(b)
         "pay the Securities" ..............       10.03
         "Paying Agent" ....................       2.03
         "Payment Blockage Period" .........       10.03
         "Registrar" .......................       2.03
         "Successor Company" ...............       5.01

                 Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities and, to the extent Subsidiary Guaranties are given, such Subsidiary Guaranties.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company and any other obligor on the indenture securities, including any Subsidiary Guarantors.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                 Section 1.04. Rules of Construction. Unless the context otherwise requires:

                 (1) a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3) "or" is not exclusive;

                 (4) "including" means including without limitation;

                 (5) words in the singular include the plural and words in the plural include the singular;

                 (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                 (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

                 (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                 (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.


                                   ARTICLE 2

                                 The Securities

                 Section 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

                 Section 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                 Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                 The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co- registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                 The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                 Section 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                 Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                 Section 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                 Every replacement Security is an additional obligation of the Company.

                 Section 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                 If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                 Section 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                 Section 2.09. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                 Section 2.10. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                 Section 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE 3

                                   Redemption

                 Section 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                 The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                 Section 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                 Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1) the redemption date;

                 (2) the redemption price;

                 (3) the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                 (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                 (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                 Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                 Section 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                 Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   Covenants

                 Section 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                 The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                 Section 4.02. SEC Reports. The Company shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act (excluding, however, information with respect to benefit plans and long-term compensation arrangements). The Company also shall comply with the other provisions of TIA Section 314(a).

                 Section 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or a Subsidiary Guarantor may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 2.5 to 1.

                 (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following
Indebtedness:

                 (1) Indebtedness of the Company or a Subsidiary Guarantor Incurred pursuant to any Credit Facility, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities does not, at any one time, exceed the Borrowing Base; provided, however, that if the Company or a Subsidiary

         Guarantor Incurs any Indebtedness pursuant to this Section 4.03(b)(1) that would cause the total principal amount of Indebtedness outstanding under this Section 4.03(b)(1) to exceed an amount equal to $150.0 million (less the aggregate amount of all Net Available Cash of Asset Dispositions applied to reduce Senior Indebtedness pursuant to
         Section 4.06(a)(i)(A), the Consolidated Coverage Ratio on the date of such Incurrence must be at least 2.0 to 1;

                 (2) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                 (3) the Securities and any Guarantee of the Securities;

                 (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in Section 4.03(b)(1), (2) or (3));

                 (5) Indebtedness or Preferred Stock of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

                 (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to Section 4.03(b)(1), (3), (4) or (5) or this Section 4.03(b)(6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Subsidiary described in Section 4.03(b)(5), such

         Refinancing Indebtedness shall be Incurred only by such Subsidiary or the Company;

                 (7) Indebtedness of the Company or a Subsidiary Guarantor represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for this purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in an Oil and Gas Business or Incurred to Refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this Section 4.03(b)(7) in any calendar year shall not exceed $10 million;

                 (8) Indebtedness with respect to Production Payments; provided, however, that any such Indebtedness shall be Limited Recourse Indebtedness; provided further, however, that the Net Present Value of the reserves related to such Production Payments shall not exceed 30% of the Total Assets of the Company at any time;

                 (9) Indebtedness consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture;

                (10) Indebtedness under Oil and Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company; and

                (11) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by Section 4.03(b)(1) through (10) above or
         Section 4.03(a)) does not exceed $15.0 million; provided, however, that the aggregate principal amount of the Indebtedness Incurred pursuant to this Section 4.03(b)(11) by Restricted Subsidiaries and outstanding at any time does not exceed $10.0 million.

                 (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to the foregoing Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                 (d) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

                 (e) Notwithstanding Sections 4.03(a) and (b) above, the Company shall not Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Indebtedness is secured by a Lien.

                 Section 4.04.  Limitation on Restricted Payments.

                 (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Securities are originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such

Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale subsequent to the Issue Date of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan; provided, however, that if such employee stock ownership plan incurs any Indebtedness with respect thereto, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to such Indebtedness; (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and (E) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

                 (b)  The provisions of Section 4.04(a) shall not prohibit:
(i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock and other Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B) or Section 4.04(a)(3)(C), as applicable; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (iv) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $1.0 million in any calendar year; provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments; (v) Restricted Payments to Parent to the extent required
(x) to pay for general corporate and overhead expenses incurred by Parent; provided, however, that such Restricted Payments shall not exceed $200,000 in any calendar year or (y) to pay amounts owing by Parent pursuant to or in connection with the transactions contemplated by the agreements existing on the date of and as described under the caption "Certain Transactions" in the Offering Memorandum dated August 9, 1996, related to the sale of the Securities (the "Offering Memorandum"), a copy of which has been deposited with the

Trustee; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; (vi) a cash dividend on or about the Issue Date in an amount not to exceed $42.5 million; provided, however, that such dividend shall be excluded in the calculation of the amount of Restricted Payments; or (vii) other Restricted Payments in an aggregate amount not to exceed $10.0 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

                 Section 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or a Restricted Subsidiary, (b) to make any loans or advances to the Company or a Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or a Restricted Subsidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) or (iii) of this
Section 4.05 or contained in any amendment to an agreement referred to in clause (i) or (ii) or (iii) of this Section 4.05 ; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

                 Section 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) In the event and to the extent that the Net Available Cash received by the Company or any Restricted Subsidiary from one or more Asset Dispositions occurring on or after the Issue Date in any period of 12 consecutive months exceeds 10% of Adjusted Consolidated Assets as of the beginning of such 12-month period, then the Company shall (i) within 180 days (in the case of clause (A) below) or 360 days (in the case of clause (B) below) after the date such Net Available Cash so received exceeds such 10% of Adjusted Consolidated Assets (A) apply an amount equal to such excess Net Available Cash to repay Senior Indebtedness of the Company or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets or a Permitted Business Investment or (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this
Section 4.06. The amount of such excess Net Available Cash required to be applied during the applicable period and not applied as so required by the end of such period shall constitute "Excess Proceeds".

                 (b)(i) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer totals at least $5.0 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Securities, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

                 (ii) The Company shall commence an Excess Proceeds Offer with respect to the Securities by mailing a notice to the Trustee and each Holder stating: (A) that the Excess Proceeds Offer is being made pursuant to this
Section 4.06 and that all Securities validity tendered will be accepted for payment on a pro rata basis; (B) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date"); (C) that any Security not tendered will continue to accrue interest pursuant to its terms; (D) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date; (E) that Holders electing to have a Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (F) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (G) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

                 (iii) On the Excess Proceeds Payment Date, the Company shall
(A) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer, (B) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted, and (C) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof so accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however; that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this
Section 4.06, the Trustee shall act as the Paying Agent.

                 (iv) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under this Section 4.06 and the Company is required to repurchase Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.06 by virtue thereof.

                 (c) In the event of the transfer of substantially all (but not all) the property and assets of the Company as an entirety to a Person in a transaction permitted by Section 5.01, the Successor Company (as defined therein) shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of the covenant described hereunder, and shall comply with the provisions of the covenant described hereunder with respect to such deemed sale as if it were an Asset Disposition and the Successor Company shall be deemed to have received Net Available Cash in an amount equal to the fair market value (as determined in good faith by the Board of Directors) of the properties and assets not so transferred or sold.

                 (d) In the event of an Asset Disposition by the Company or any Restricted Subsidiary that consists of a sale of hydrocarbons and results in Production Payments, the Company or such Restricted Subsidiary shall apply an amount equal to the Net Available Cash received by the Company or such Restricted Subsidiary to (i) reduce Senior Indebtedness of the Company or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, within 180 days after the date such Net Available Cash is so received or (ii) invest in Additional Assets or a Permitted Business Investment within 360 days after the date such Net Available Cash is so received.

                 (e) The Company shall not sell, lease, transfer or otherwise dispose of any assets owned by the Company on the Issue Date to any Subsidiary which is or thereafter becomes a Subsidiary Guarantor unless the book value of all such assets sold, leased, transferred or otherwise disposed of to such Subsidiaries is less than 15% of the Total Assets of the Company on the Issue Date.

                 Section 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, is set forth in writing and has been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction or (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, has been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                 (b) The provisions of Section 4.07(a) shall not prohibit (i) any sale of hydrocarbons or other mineral products or the entering into or performance of Oil and Gas Hedging Contracts, gas gathering, transportation or processing contracts or oil or natural gas marketing or exchange contracts, in each case, in the ordinary course of business, so long as the terms of any such transaction are approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction as being the most favorable of at least (x) two bids, quotes or proposals, at least one of which is from a Person that is not an Affiliate of the Company (in the event that the Company determines in good faith that it is able to obtain only two bids, quotes or proposals with respect to such transaction) or (y) three bids, quotes or proposals, at least two of which are from Persons that are not Affiliates of the Company (in all other circumstances), (ii) the sale to an Affiliate of the Company of Capital Stock of the Company that does not constitute Disqualified Stock, (iii) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice, (iv) transactions between or among the Company and its Restricted Subsidiaries, (v) Restricted Payments and Permitted Investments that are permitted by Section 4.04 and (vi) the transactions described in the Offering Memorandum under the caption "Certain Transactions".

                 Section 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b). In the event that at the time of such Change of Control the terms of the Indebtedness under the Credit Agreement restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Indebtedness under the Credit Agreement or offer to repay in full all such Indebtedness and repay such Indebtedness of each lender which has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Indebtedness under the Credit Agreement to permit the repurchase of the Securities as provided for in Section 4.08(b).

                 (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:
(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);
(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

                 (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                 (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                 (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section
4.08 by virtue thereof.

                 (f) Notwithstanding the foregoing, the Company shall not be required to comply with the provisions of this Section 4.08 to the extent any other Person complies with such provisions as if such Person were the Company.

                 Section 4.09. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, the Company and its Restricted Subsidiaries would own less than 20% of the Voting Stock of such Restricted Subsidiary and have no greater economic interest in such Restricted Subsidiary or (iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary.

                 Section 4.10. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                 Section 4.11. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10, (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the Company applies the proceeds of such transaction in compliance with Section 4.06.

                 Section 4.12. Future Guarantors. Prior to the time that any Restricted Subsidiary Incurs any Indebtedness permitted under Section 4.03, the Company shall cause such Restricted Subsidiary to Guarantee the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth in this Indenture.

                 Section 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA
Section  314(a)(4).

                 Section 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE 5

                               Successor Company

                 Section 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                 (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                 (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

                  (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                   (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clauses (iii) and (iv) shall not be applicable to any such transaction solely between the Company and any Wholly Owned Subsidiary.

                 The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

                 Section 5.02. When Subsidiary Guarantors May Merge or Transfer Assets. The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person shall expressly assume by written agreement, in a form acceptable to the Trustee, all the obligations of such Subsidiary Guarantor, if any, under its Subsidiary Guaranty; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company delivers to the

Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such agreement, if any, complies with this Indenture. Notwithstanding the foregoing, if any Subsidiary Guarantor is released from its obligations under its Subsidiary Guaranty pursuant to Section 11.06, such Subsidiary Guarantor's successor or transferee shall be released from all of such Subsidiary Guarantor's obligations under its Subsidiary Guaranty.


                                   ARTICLE 6

                             Defaults and Remedies

                 Section 6.01. Events of Default. An "Event of Default" occurs if:

                 (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

                 (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

                 (3) the Company fails to comply with Section 5.01;

                 (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06 (other than a failure to purchase Securities when required under Section 4.06), 4.07, 4.08 (other than a failure to purchase Securities when required under Section 4.08), 4.09, 4.10, 4.11 or 4.12 and such failure continues for 30 days after the notice specified below;

                 (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above)
         and such failure continues for 60 days after the notice specified below;

                 (6) Indebtedness of the Company or any Significant Subsidiary (other than Limited Recourse Indebtedness) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time;

                 (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A) commences a voluntary case;

                          (B) consents to the entry of an order for relief
                 against it in an involuntary case;

                          (C) consents to the appointment of a Custodian of it
                 or for any substantial part of its property; or

                          (D) makes a general assignment for the benefit of its
                 creditors;

                 or takes any comparable action under any foreign laws relating to insolvency;

                 (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any
                 Significant Subsidiary in an involuntary case;

                          (B) appoints a Custodian of the Company or any
                 Significant Subsidiary or for any substantial part of its property; or

                          (C) orders the winding up or liquidation of the
                 Company or any Significant Subsidiary;

                 or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                 (9) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

                 (10) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

                 The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                 The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                 A Default under clause (4), (5) or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                 The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto.

                 Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or a Subsidiary Guarantor occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                 Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                 Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each

Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                 Section 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                 Section 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                 (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                 Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                 Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                 Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                 FIRST:  to the Trustee for amounts due under Section 7.07;

                 SECOND: to holders of Senior Indebtedness to the extent required by Article 10;

                 THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 FOURTH:  to the Company.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                 Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than an aggregate of 10% in principal amount of the Securities.

                 Section 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    Trustee

                 Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b)  Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                 (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) No provision of this Indenture shall require the Trustee to advance, expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, However, the Trustee may so advance or expend its own funds if, in its own reasonable judgment, the Trustee believes that repayment of such funds or adequate indemnity against such risk or liability has been reasonably assured to it.

                 (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                 Section 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                 (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                 Section 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                 Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trust Officer responsible for administering this Indenture and the Securities in good faith determines that withholding the notice is in the interests of Securityholders.

                 Section 7.06. Reports by Trustee to Holders. As promptly as practicable after each April 1 beginning with the April 1 following the date of this Indenture, and in any event prior to June 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of April 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section  313(b).

                 A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                 Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time and upon its request reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                 The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                 Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company.

The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                 (1) the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4) the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under

Section 7.07 shall continue for the benefit of the retiring Trustee.

                 Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                 Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE 8

                       Discharge of Indenture; Defeasance

                 Section 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                 (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the
operation of Sections 6.01(4), 6.01(6), 6.01(7) (but only with respect to Significant Subsidiaries) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                 If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7) (but only with respect to Significant Subsidiaries), 6.01(8) (but only with respect to Significant Subsidiaries) or 6.01(9) or because of the failure of the Company to comply with Sections 5.01(iii) and
(iv). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, will be released from all its obligations with respect to its Subsidiary Guaranty.

                 Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                 (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08 and Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                 Section 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                 (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                 (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                 (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                 (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                 (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                 (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                 Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                 Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

                 Section 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                 Section 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                 Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                   Amendments

                 Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1) to cure any ambiguity, omission, defect or inconsistency;

                 (2) to comply with Article 5;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                 (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

                 (5) to add guarantees with respect to the Securities, including adding any Subsidiary of the Company as a Subsidiary Guarantor under Article 12, or to secure the Securities;

                 (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                 (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                 (8) to make any change that does not adversely affect the rights of any Securityholder.

                 An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                 After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 Section 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment;

                 (2) reduce the rate of or extend the time for payment of interest on any Security;

                 (3) reduce the principal of or extend the Stated Maturity of any Security;

                 (4) reduce the premium payable upon the redemption or required purchase of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                 (5) make any Security payable in money other than that stated in the Security;

                 (6) make any change in Article 10 or that adversely affects the rights of any Securityholder under Article 10;

                 (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                 (8) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                 An amendment under this Section may not make any change that adversely affects the rights under Article 10 or the fourth paragraph of
Section 11.01 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                 After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                 Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                 Section 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                 Section 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                 Section 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                 Subordination

                 Section 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

                 Section 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                 (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

                 (2) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this
         Article 10 shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

                 Section 10.03.  Default on Designated Senior Indebtedness.
The Company may not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment

Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the lenders under any Credit Agreement), the Representative of the lenders under any Credit Agreement may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                 Section 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

                 Section 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

                 Section 10.06. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

                 Section 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                 (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                 Section 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                 Section 10.9. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                 Section 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                 Section 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                 Section 10.12.  Trust Moneys Not Subordinated.
Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations deposited in trust with the Trustee in accordance with the provisions of Article 8 for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                 Section 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or Distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                 Section 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                 Section 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

                 Section 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                   ARTICLE 11

                              Subsidiary Guaranty

                 Section 11.01. Guarantee. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior subordinated basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations of the Company may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any such Obligation.

                 Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Subsidiary Guarantor of the Obligations or (f) any change in the ownership of such Subsidiary Guarantor.

                 Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                 Each Subsidiary Guaranty, as it relates to the principal of, premium (if any) and interest on the Securities shall be, to the extent and manner set forth in Article 10, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor and each such Subsidiary Guarantor's Subsidiary Guaranty is made subject to such provisions of this Indenture.

                 The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                 Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any

Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                 In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation, each Subsidiary Guarantor shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                 Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Section.

                 Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                 Section 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (other than any liabilities of such

Subsidiary Guarantor with respect to any Subordinated Obligation), be hereby guaranteed without rendering this Indenture, as it relates to the Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                 Section 11.03. Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its respective successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                 Section 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                 Section 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                 Section 11.06. Release of Subsidiary Guarantor. Upon the sale or disposition (by merger or otherwise) of any Subsidiary Guarantor to an entity which is not an Affiliate of the Company or any of its Subsidiaries and which sale is otherwise in compliance with the terms of this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 11 without any further action required on the part of the Trustee, or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.


                                   ARTICLE 12

                                 Miscellaneous

                 Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                 Section 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                          if to the Company:

                          Mariner Energy, Inc.
                          580 WestLake Park Blvd., Suite 1300
                          Houston, TX 77079

                          Attention of James M. Fitzpatrick, Esq.

                          if to the Trustee:

                          United States Trust Company of New York
                          114 West 47th Street
                          New York, NY 10036

                          Attention of Corporate Trust Department

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                 Section 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                 Section 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                 Section 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                 Section 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                 Section 12.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                 Section 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                 Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                 Section 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                 Section 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                        MARINER ENERGY, INC.,

                                          by
                                            /s/ ROBERT E. HENDERSON
                                            Name: Robert E. Henderson
                                            Title: President and Chief
                                                   Executive Officer


                                        UNITED STATES TRUST COMPANY
                                            OF NEW YORK, as Trustee,

                                          by
                                            /s/ CHRISTINE C. COLLINS
                                            Name: Christine C. Collins
                                            Title: Assistant Vice President

                                                                      APPENDIX A



   FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A,
     INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1),
             (2), (3) OR (7)) AND TO CERTAIN PERSONS IN OFFSHORE
                  TRANSACTIONS IN RELIANCE ON REGULATION S.

                 PROVISIONS RELATING TO INITIAL SECURITIES AND
                              EXCHANGE SECURITIES

                 1. Definitions

                 1.1  Definitions

                 For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                 "Definitive Security" means a certificated Initial Security bearing the restricted securities legend set forth in Section 2.3(d) and which is held by an IAI in accordance with Section 2.1(c).

                 "Depository" means The Depository Trust Company, its nominees and their respective successors.

                 "Exchange Securities" means the 10-1/2% Senior Subordinated Notes Due to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

                 "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 "Initial Purchasers" means Morgan Stanley & Co. Incorporated, ECT Securities Corp. and NationsBanc Capital Markets, Inc.

                 "Initial Securities" means the 10-1/2% Senior Subordinated Notes Due 2006, issued under this Indenture on or about the date hereof.

                 "Placement Agreement" means the Placement Agreement dated August 9, 1996, among the Company and the Initial Purchasers.

                 "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

                                                                              2
                 "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                 "Registration Agreement" means the Registration Agreement dated August 9, 1996, among the Company and the Initial Purchasers.

                 "Securities" means the Initial Securities and the Exchange Securities, treated as a single class.

                 "Securities Act" means the Securities Act of 1933.

                 "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

                 "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities, pursuant to the Registration Agreement.

                 "Transfer Restricted Securities" means Definitive Securities and Securities that bear or are required to bear the legend set forth in
Section 2.3(d) hereto.

                 1.2  Other Definitions

                                                      Defined in
                 Term                                  Section:
                 ----                                  --------
"Agent Members" . . . . . . . . . . . . . . . . . . .   2.1(b)
"Global Security" . . . . . . . . . . . . . . . . . .   2.1(a)
"Regulation S"  . . . . . . . . . . . . . . . . . . .   2.1(a)
"Rule 144A" . . . . . . . . . . . . . . . . . . . . .   2.1(a)

                 2.  The Securities.

                 2.1  Form and Dating.

                 The Initial Securities are being offered and sold by the Company pursuant to the Placement Agreement.

                 (a) Global Securities. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Placement Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                 (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                 The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                 Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such

Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                 (c)  Certificated Securities.  Except as provided in this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are IAIs and are not QIBs and did not purchase Initial Securities sold in reliance on Regulation S will receive Definitive Securities; provided, however, that upon transfer of such Definitive Securities to a QIB, such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.3.

                 2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $100,000,000 and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Registration Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in Section 2.06 of this Indenture.

                 2.3  Transfer and Exchange.       (a)  Transfer and Exchange
of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                 (x) to register the transfer of such Definitive Securities; or

                 (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                 (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                 (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
         Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                          (A) if such Definitive Securities are being delivered
                 to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                          (B) if such Definitive Securities are being
                 transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Security); or

                          (C) if such Definitive Securities are being
                 transferred (w) pursuant to an exemption from registration in accordance with Rule 144; or (x) in reliance on another exemption from the registration requirements of the Securities
                 Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

                 (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                 (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                 (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                 (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                 (ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                 (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 or
         Section 2.09 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                 (d)  Legend.

                 (i)  Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                 "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR

                 FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO MARINER ENERGY, INC. OR ANY SUBSIDIARY THEREOF,
                 (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
                 (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO MARINER ENERGY, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE SIDE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND MARINER ENERGY, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER

                 INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                 Each Definitive Security will also bear the following additional legend:

                 "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                 (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                          (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                          (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                 (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security without legends will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security or directions to transfer such Holder's interest in the Global Security, as applicable.

                 (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                 (e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                 (f) Obligations with Respect to Transfers and Exchanges of Securities.

                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                 (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.08 and
         9.05 of the Indenture.

                 (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated or Definitive Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any certificated or Definitive Security being redeemed in part, or
         (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                 (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                 (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                 (g)  No Obligation of the Trustee.

                 (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                 (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                 2.4  Certificated Securities.

                 (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                 (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

                 (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                 (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                                      APPENDIX A



                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO MARINER ENERGY, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO MARINER ENERGY, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE SIDE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND MARINER ENERGY, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.] (1)





____________________

     (1) Include if a Definitive Security to be held by an institutional "accredited investor" (as defined in Rule 501(a),(1),(2),(3) or (7) under the Securities Act).

No.                                                               $
                                                                  CUSIP:
                                                                  ISIN:

                   10-1/2% Senior Subordinated Note Due 2006


                 MARINER ENERGY, INC., a Delaware corporation, promises to pay
to                        , or registered assigns, the principal sum of
Dollars on August 1, 2006.

                 Interest Payment Dates:  February 1 and August 1.

                 Record Dates:  January 15 and July 15.

                 Additional provisions of this Security are set forth on the other side of this Security.


Dated:  August 14, 1996

                                        MARINER ENERGY, INC.,

                                        by

                                        _______________________
                                        President


                                        _______________________
                                        Secretary


TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

UNITED STATES                                                     [Seal]
TRUST COMPANY OF NEW YORK,
  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.

by  _____________________________
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]


                   10-1/2% Senior Subordinated Note Due 2006



1.  Interest

                 Mariner Energy, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if by February 14, 1997, neither the Registered Exchange Offer is consummated nor, if required in lieu thereof pursuant to the Registration Agreement, the Shelf Registration Statement is declared effective by the Commission, interest will accrue on this Security from and including such date at a rate of 0.50% per annum in excess of the interest rate per annum shown above. The Company will pay interest semiannually on February 1 and August 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 14, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

                 The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository

Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).


3.  Paying Agent and Registrar

                 Initially, Unites States Trust Company of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

                 The Company issued the Securities under an Indenture dated as of August 1, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                 The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount (subject to Section
2.06 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and certain of its Subsidiaries, the purchase or redemption of Capital Stock of the Company and of certain Capital Stock of such Subsidiaries, the sale or transfer of assets and Subsidiary stock, the creation of Liens, the entering into of Sale/Leaseback Transactions and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries. The Indenture also restricts the ability of the Company and any Subsidiary Guarantor to consolidate or merge with or into, or to transfer all or substantially all their assets to, another person.

                 The Indenture also provides that, prior to any Subsidiary Guarantor Incurring any Indebtedness pursuant to Section 4.03 thereof, the Company shall cause such Subsidiary to Guarantee the Notes pursuant to a Subsidiary Guaranty. Any such Subsidiary Guaranty will secure the due and punctual payment of the principal of and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise. Any Subsidiary Guaranty will unconditionally guarantee the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.


5. Optional Redemption

                 Except as set forth in the next paragraph, the Securities may not be redeemed prior to August 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after August 1 of the years set forth below:

  Period                                             Percentage
  ------                                             ----------

  2001  . . . . . . . . . . . . . . . . . .            105.250%
  2002  . . . . . . . . . . . . . . . . . .            102.625
  2003 and thereafter . . . . . . . . . . .            100.000

                 In addition, at any time prior to August 1, 1999, the Company may redeem up to 35% of the aggregate principal amount of Securities with the proceeds of a Public Equity Offering following which there is a Public Market, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 110.5% plus accrued interest (if any) to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that at least $65,000,000 aggregate principal amount of Securities must remain outstanding after each such redemption; provided further, however, that any such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.


6.  Notice of Redemption

                 Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Put Provisions

                 Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subordination

                 The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  Denominations; Transfer; Exchange

                 The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, minimum denominations of $100,000) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  Persons Deemed Owners

                 The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  Unclaimed Money

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

                 Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  Amendment, Waiver

                 Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


14.  Defaults and Remedies

                 Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other

Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                 Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


15.  Trustee Dealings with the Company

                 Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  No Recourse Against Others

                 A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

                 This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18.  Abbreviations

                 Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


19.  CUSIP Numbers

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


20.  Holders' Compliance with Registration Agreement

                 Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


21.  Governing Law

                 THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS

OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:



                    ATTENTION OF JAMES M. FITZPATRICK, ESQ.

- --------------------------------------------------------------------------------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 ---------------------

- --------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such

Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)     [ ]      to the Company or any of its Subsidiaries; or

         (2)     [ ]      pursuant to an effective registration statement under
                          the Securities Act of 1933; or

         (3)     [ ]      inside the United States to a "qualified
                          institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule
                          144A under the Securities Act of 1933; or

         (4)     [ ]      inside the United States to an institutional
                          "accredited investor" (as defined in Rule 501(a)(1),
                          (2), (3) or (7) of Regulation D under the Securities
                          Act of 1933) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

         (5)     [ ]      outside the United States in an offshore transaction
                          within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (6)     [ ]      pursuant to another available exemption from
                          registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the

         Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                             -------------------------
                                                     Signature

Signature Guarantee:


- -----------------------------                -------------------------
Signature must be guaranteed                         Signature


- --------------------------------------------------------------------------------


             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                 The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ----------------                  ------------------------------
                                        NOTICE:  To be executed by
                                                 an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                 The following increases or decreases in this Global Security have been made:

 Date of                Amount of decrease    Amount of increase    Principal amount of   Signature of
 Exchange               in Principal          in Principal Amount   this Global           authorized officer
                        Amount of this        of this Global        Security following    of Trustee or
                        Global Security       Security              such decrease or      Securities
                                                                    increase              Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                     [ ]

                 If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $


Date:                         Your Signature:
      ---------------                        ----------------------------------
                                             (Sign exactly as your name
                                             appears on the other side of
                                             this Security.)

Signature Guarantee:
                    ---------------------------------------
                         (Signature must be guaranteed)

                                                                       EXHIBIT A

                      [FORM OF FACE OF EXCHANGE SECURITY]

[1/]
[2/]

No.                                                                $
                                                                   CUSIP:
                                                                   ISIN:

                 10-1/2% Senior Subordinated Note Due 2006


                 MARINER ENERGY, INC., a Delaware corporation, promises to pay
to                        , or registered assigns, the principal sum of
Dollars on August 1, 2006.

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:
                                        MARINER ENERGY, INC.,

                                          by
                                             -----------------------------------
                                             President


                                             -----------------------------------
                                             Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

UNITED STATES                                                             [Seal]
TRUST COMPANY OF NEW YORK,
  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.

by
   --------------------------------
        Authorized Signatory

- ----------------------------

         1/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such
Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

         2/ [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]


                   10-1/2% Senior Subordinated Note Due 2006


1.  Interest

                 Mariner Energy, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above [; provided, however, that if by February 14, 1997, neither the Registered Exchange Offer is consummated nor, if required in lieu thereof pursuant to the Registration Agreement, the Shelf Registration Statement is declared effective by the Commission, interest will accrue on this Security from and including such date at a rate of 0.50% per annum in excess of the interest rate per annum shown above. 3/] The Company will pay interest semiannually on February 1 and August 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 14, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

                 The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to





- ----------------------------

     3/ Insert if at the time of issuance of the Exchange Security neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Agreement.

collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.


3.  Paying Agent and Registrar

                 Initially, Unites States Trust Company of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

                 The Company issued the Securities under an Indenture dated as of August 1, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                 The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount (subject to Section
2.06 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and certain of its Subsidiaries, the purchase or redemption of Capital Stock of the Company and of certain Capital Stock of such Subsidiaries, the sale or transfer of assets and Subsidiary stock, the creation of Liens, the entering into of Sale/Leaseback Transactions and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries. The Indenture also restricts the ability of the Company and any Subsidiary Guarantor to consolidate or merge with or into, or to transfer all or substantially all their assets to, another person.

                 The Indenture also provides that, prior to any Subsidiary Guarantor Incurring any Indebtedness pursuant to Section 4.03 thereof, the Company shall cause such Subsidiary to Guarantee the Notes pursuant to a Subsidiary Guaranty. Any such Subsidiary Guaranty will secure the due and punctual payment of the principal of and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise. Any Subsidiary Guaranty will unconditionally guarantee the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.


5.  Optional Redemption

                 Except as set forth in the next paragraph, the Securities may not be redeemed prior to August 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after August 1 of the years set forth below:

            Period                                       Percentage
            ------                                       ----------
            2001  . . . . . . . . . . . . . . . . . .     105.250%
            2002  . . . . . . . . . . . . . . . . . .     102.625
            2003 and thereafter . . . . . . . . . . .     100.000

                 In addition, at any time prior to August 1, 1999, the Company may redeem up to 35% of the aggregate principal amount of Securities with the proceeds of a Public Equity Offering following which there is a Public Market, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 110.5% plus accrued interest (if any) to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that at least $65,000,000 aggregate principal amount of Securities must remain outstanding after each such redemption; provided further, however, that any such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.


6.  Notice of Redemption

                 Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Put Provisions

                 Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subordination

                 The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  Denominations; Transfer; Exchange

                 The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, minimum denominations of $100,000) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  Persons Deemed Owners

                 The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  Unclaimed Money

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

                 Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  Amendment, Waiver

                 Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


14.  Defaults and Remedies

                 Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other

Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                 Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


15.  Trustee Dealings with the Company

                 Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  No Recourse Against Others

                 A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

                 This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18.  Abbreviations

                 Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


19.  CUSIP Numbers

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


20.  Holders' Compliance with Registration Agreement

                 Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


21.  Governing Law

                 THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS

OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:



                    ATTENTION OF JAMES M. FITZPATRICK, ESQ.

- --------------------------------------------------------------------------------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Date:                        Your Signature:
      ---------------------                  -----------------------------------

- --------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

                          IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED
BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, CHECK THE
BOX:

                                      [ ]

                          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS
SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT: $


DATE:                    YOUR SIGNATURE:
      ------------------                 ---------------------------------------
                         (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE
                         OF THE SECURITY)


SIGNATURE GUARANTEE:
                     -----------------------------------------------------------
                     (SIGNATURE MUST BE GUARANTEED BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE OR A COMMERCIAL BANK OR TRUST COMPANY)